Exhibit 99.B(n)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING VARIABLE PORTFOLIOS, INC.

Classes of Shares
	ADV	I	S	S2
ING BlackRock Global Science and Technology Portfolio	✓	✓	✓	✓
ING Global Equity Option Portfolio	N/A	N/A	✓	N/A
ING International Index Portfolio	✓	✓	✓	✓
ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio	✓	✓	✓	✓
ING Morningstar U.S. Growth Index Portfolio	✓	✓	✓	N/A
ING Opportunistic LargeCap Growth Portfolio	✓	✓	✓	N/A
ING Opportunistic LargeCap Value Portfolio	✓	✓	✓	✓
ING Russell™ Global Large Cap Index 85% Portfolio	✓	✓	✓	✓
ING Russell™ Large Cap Index Portfolio	✓	✓	✓	✓
ING Russell™ Mid Cap Index Portfolio	✓	✓	✓	✓
ING Russell™ Small Cap Index Portfolio	✓	✓	✓	✓
ING U.S. Government Money Market Portfolio	✓	✓	✓	✓
ING VP Index Plus LargeCap Portfolio	✓	✓	✓	✓
ING VP Index Plus MidCap Portfolio	✓	✓	✓	✓
ING VP Index Plus SmallCap Portfolio	✓	✓	✓	✓
ING VP Small Company Portfolio	✓	✓	✓	✓
ING WisdomTreeSM Global High-Yielding Equity Portfolio	✓	✓	✓	✓